UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2017

American Outdoor Brands Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue

Springfield, Massachusetts

(Address of principal executive offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 26, 2017, our wholly owned subsidiary, Smith & Wesson Corp., or Smith & Wesson, as tenant entered into a lease agreement, or the Lease, with Ryan Boone County, LLC, an affiliate of Ryan Companies US, Inc. as landlord for the design, construction, and lease of an approximately 632,000 square foot national distribution center in the Columbia area of Boone County, Missouri. Smith & Wesson has the option to cause the distribution center to be expanded by up to 491,000 square feet. The initial term of the Lease is 20 years commencing on the rent commencement date, which is expected to begin in the second half of fiscal 2019. The Lease contains six, five-year options to extend the lease term. The base rent is calculated as a percentage multiplied by the project costs. The annual lease expense, including base rent, is estimated at between $3.3 million and $3.5 million. Capital expenditures for furniture, fixtures, equipment, and IT infrastructure are estimated at between $22 million and $24 million and are expected to be incurred in fiscal years 2018 and 2019. Smith & Wesson is expected to receive various tax and other incentives from federal, state, and local governmental authorities. Under the Lease, Smith & Wesson has a one-time right to purchase the distribution center and, under certain circumstances, may share with the Landlord any gain on the sale of the property to a third-party. We have guaranteed the Lease. We expect the Lease to be classified as a capital lease under generally accepted accounting principles.

The above summary of the Lease and Guaranty are qualified in their entirety by reference to the complete terms and provisions of the Lease and Guaranty, which are attached hereto as Exhibits 10.114 and 10.115, respectively, and incorporated herein by reference.

Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, our expectations regarding the design and construction of an approximately 632,000 square foot national distribution center in the Columbia area of Boone County, Missouri; the provisions of the Lease, which may cause the obligations described above to be incurred on different terms; and estimates regarding the timing and amount of the annual lease expense and capital expenditures. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the risks associated with the establishment of our new national distribution center and other factors detailed from time to time in our reports filed with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2017, filed with the SEC on June 29, 2017. We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.114	Lease Agreement, dated October 26, 2017, by and between Ryan Boone County, LLC and Smith & Wesson Corp.

10.115	Guaranty, dated October 26, 2017, entered into by American Outdoor Brands Corporation

EXHIBIT INDEX

10.114	Lease Agreement, dated October 26, 2017, by and between Ryan Boone County, LLC and Smith & Wesson Corp.

10.115	Guaranty, dated October 26, 2017, entered into by American Outdoor Brands Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN OUTDOOR BRANDS CORPORATION

Date: October 31, 2017	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer,
Chief Administrative Officer, and Treasurer